EXHIBIT 99.2

AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Advanced Fiberglass Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Advanced Fiberglass Technologies, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholder’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Fiberglass Technologies, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carver Moquist & O’Conner, LLC

Bloomington, Minnesota
March 20, 2008

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006
	2007	2006
ASSETS

Current assets:
Cash	$30,739	$14,199
Accounts receivable, net of allowance for doubtful accounts
of approximately $26,000 in 2007 and $22,000 in 2006	1,152,089	764,604
Inventories, net	864,698	340,351
Other current assets	25,772	13,025

Total current assets	2,073,298	1,132,179

Property and equipment, net	4,817,856	596,508

Intangible assets:
Non-compete agreement, net	139	1,806
Customer list, net	24,130	36,015
Deferred financing costs, net	53,128	-

Total intangible assets, net	77,397	37,821

Total assets	$6,968,551	$1,766,508

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Current portion of long-term debt obligations	$337,533	$218,939
Lines of credit - bank	224,378	159,462
Short-term notes payable	500,000	153,000
Book overdraft payable	168,087	215,390
Accounts payable	662,409	170,995
Accrued expenses	17,298	17,571
Accrued payroll and payroll taxes	166,145	52,889
Due to officer/stockholder	22,851	-
Customer deposits	150,000	2,328

Total current liabilities	2,248,701	990,574

Long-term debt obligations, net of current portion	4,141,473	151,727

Non-controlling interest in variable interest entities	100,367	75,671

Stockholder's equity:
Common stock - $.01 par value; 9,000 shares
authorized, 100 shares issued and outstanding	1	1
Additional paid-in capital	215,269	215,269
Retained earnings	262,740	333,266

Total stockholder's equity	478,010	548,536

Total liabilities and stockholder's equity	$6,968,551	$1,766,508

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2007 and 2006

	2007	2006

Revenue	$6,541,256	$4,663,305

Cost of goods sold	5,215,245	3,711,715

Gross profit	1,326,011	951,590

Selling, general and administrative expenses	1,085,521	587,483
Gain on sale of land and building - variable interest entity	(100,220)	-

Income from operations	340,710	364,107

Other income (expense):
Interest expense	(132,274)	(53,153)
Interest income	2,783	-

Total other income (expense)	(129,491)	(53,153)

Income before non-controlling interest in variable interest entities	211,219	310,954

Non-controlling interest in variable interest entities	(168,195)	(9,288)

Net income	$43,024	$301,666

Net income per common share	$430	$3,017

Weighted average shares outstanding:
Basic and diluted	100	100

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For the Years Ended December 31, 2007 and 2006

					Total
	Common Stock		Additional	Retained	Stockholder's
	Shares	Amount	Paid-in Capital	Earnings	Equity

Balance at December 31, 2005	100	$1	$215,269	$95,762	$311,032

Net income				301,666	301,666
Stockholder's distributions				(64,162)	(64,162)

Balance at December 31, 2006	100	1	215,269	333,266	548,536

Net income				43,024	43,024
Stockholder's distributions				(113,550)	(113,550)

Balance at December 31, 2007	100	$1	$215,269	$262,740	$478,010

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$43,024	$301,666
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Non-controlling interest in variable interest entities	168,195	9,288
Depreciation and amortization	150,065	96,302
(Gain) loss on disposal of property and equipment	(88,046)	392
Amortization of debt discount for imputed interest	12,945	5,039
Changes in operating assets and liabilities:
Accounts receivable, net	(387,485)	(531,509)
Inventories, net	(524,347)	(175,973)
Other current assets	(12,747)	(10,485)
Accounts payable	491,414	160,762
Accrued expenses	(273)	15,591
Accrued payroll and payroll taxes	113,256	31,086
Customer deposits	147,672	2,328

Net cash provided by (used in) operating activities	113,673	(95,513)

Cash flows from investing activities:
Purchase of property and equipment	(190,948)	(156,200)
Proceeds from sale of property and equipment	372,670	-

Net cash provided by (used in) investing activities	181,722	(156,200)

Cash flows from financing activities:
Increase (decrease) in bank overdraft payable	(47,303)	83,968
Net borrowings from lines of credit -bank	64,916	155,462
Financing costs for long-term debt	(10,010)	-
Distributions to stockholder - AFT	(113,550)	(64,162)
Borrowings from officer/stockholder	22,851	-
Net borrowings from short-term notes	347,000	153,000
Payments on long-term debt	(399,260)	(45,479)
Capital distributions by variable interest entities	(143,499)	(44,701)

Net cash provided by (used in) financing activities	(278,855)	238,088

Net increase (decrease) in cash and cash equivalents	16,540	(13,625)

Cash and cash equivalents:
Beginning of year	14,199	27,824

End of year	$30,739	$14,199

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

1.           BUSINESS OVERVIEW

Nature of Business

Advanced Fiberglass Technologies, Inc., (AFT, the Company) based in Wisconsin Rapids, Wisconsin, is a manufacturer, installer and marketer of fiberglass products which are sold throughout the United States, but primarily in the Midwest.  The Company has a service division that provides installation and repair of various piping projects primarily in Wisconsin.  The Company serves the paper, oil, agricultural, ethanol and power industries.

The Company commenced operations in 1995 as M&W Fiberglass, LLC.  Effective January 1, 2005, all operating assets and liabilities were transferred into a newly created S-Corporation known as Advanced Fiberglass Technologies, Inc. which continues to be the corporate structure under which the Company operates today.  M&W Fiberglass, LLC retained ownership of the manufacturing facility and land which is leased to Advanced Fiberglass Technologies, Inc.

Variable Interest Entities

The Company is considered the primary beneficiary in the following entities:

M&W Fiberglass, LLC (M&W) is a lessor of real estate to AFT and is wholly owned by the stockholder of AFT.  M&W had leased real estate at 16th Street South, Wisconsin Rapids, Wisconsin to the Company, prior to February, 2007, at $48,000 annually (22,420 square foot manufacturing facility and office space).  This property was sold in February 2007 by M&W to the City of Wisconsin Rapids for a sales price of $372,670 with a resulting gain of $100,220.  As of August 2007, M&W began leasing a newly constructed manufacturing and office facility (70,300 square feet) at Commerce Drive, Wisconsin Rapids, Wisconsin to the Company at $30,000 per month from August 1, 2007 to December 31, 2007 and $35,000 per month starting January 1, 2008 plus an annual adjustment for the cost of living increase thereafter.  M&W obtained industrial revenue bond and note financing for the new facility through a co-borrower arrangement with AFT.  Under the terms of the lease, the Company is responsible for paying all property taxes, repairs and insurance.

Fiberglass Piping & Fitting Company (FPF) is a wholesale distributor of fiberglass piping and is wholly owned by the stockholder of AFT.  FPF started operations as a newly formed LLC on September 16, 2006 and had limited operations during 2006 and 2007.  All FPF financing is secured by the unlimited guarantee of the Company.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The Company consolidates its financial results in accordance with Financial Accounting Standards Board, or FASB, Interpretation No. 46R, Consolidation of Variable Interest Entities, or FIN 46R, which requires a company to consolidate entities determined to be variable interest entities (VIEs), for which the Company is deemed to be the VIE’s primary beneficiary. The Company has determined that M&W Fiberglass, LLC (M&W) and Fiberglass Piping & Fitting Company (FPF) are VIEs and that AFT is the primary beneficiary of such VIEs, as defined by FIN 46R. M&W owns the manufacturing facility which is leased to the Company and FPF is a wholesale distributor of fiberglass pipe fittings to the Company and other third-party companies.  The sole stockholder of AFT is the 100% owner of these companies which results in AFT holding a significant influence over their continuing operations. Although AFT holds no legal ownership in the VIEs, as a result of AFT guaranteeing the debt of M&W and FPF, this would suggest the VIEs cannot support and finance their operations on their own, and AFT would likely absorb any expected future losses.  As such, the Company has concluded that AFT is required to consolidate the VIEs. As of December 31, 2007, AFT has funded no losses of the VIEs.

As of and for the years ended December 31, 2007 and 2006, the financial statements and footnotes of AFT have been presented on a consolidated basis to include its variable interests in M&W and FPF.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The effect of the VIEs’ consolidation on the Company's consolidated balance sheet at December 31, 2007, was an increase in the Company's assets and liabilities of $3,680,009 and $3,535,294, respectively. At December 31, 2006, as a result of consolidating the VIEs, the Company's assets and liabilities increased by $416,370 and $299,521, respectively. The liabilities of the VIEs consolidated by the Company do not represent additional claims on the Company's general assets; rather they represent claims against the specific assets of the VIEs. As stated above though, the Company has guaranteed certain debts of the VIEs.  Likewise, the assets of the VIEs consolidated by the Company do not represent additional assets available to satisfy claims against the Company's general assets. For the year ended December 31, 2007, the revenue of the VIEs represented $168,836 or 2.6% of the consolidated revenue of the Company. For the year ended December 31, 2006, the revenue of the VIEs represented only $12,798 of the consolidated revenue of the Company. Through consolidation, the Company recognizes all net losses of the VIEs in excess of the equity in those VIEs which currently is none. The Company recognizes net earnings of the VIEs only to the extent it is recovering losses previously recognized with respect to the VIEs. Earnings of the VIEs in excess of the Company's previously recognized losses with respect to that VIE are eliminated from the Company's earnings and are attributed to the respective equity owner of the VIEs by recording such earnings as non-controlling interest in variable interest entities on the Company's consolidated financial statements. During the year ended December 31, 2007 and 2006, the VIEs experienced net income of $168,195 and $9,288, respectively, which accordingly, resulted in a non-controlling interest expense.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements.  Estimates also effect the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Concentrations of Risk

Cash Deposits

The Company maintains it cash in high-quality financial institutions.  The balances, at times, may exceed the $100,000 federally insured limits.

Credit Risk and Major Customers

Financial instruments that may subject the Company to significant concentrations of credit risk consist primarily of trade receivables.  The Company grants credit to its customers throughout the United States in the normal course of business.  Customer creditworthiness is routinely monitored and collateral is not required.  The following is a schedule of significant sales to customers for the years ended December 31, 2007 and 2006 and significant customer accounts receivable balances at December 31, 2007 and 2006:

	Percentage of Total Sales		Percentage of Trade Accounts Receivable
Customer	2007	2006	2007	2006

1	47.30%	32.30%	46.60%	34.40%
2	12.2	13.8	4.1	4.1
3	11.6	13.7	2.9	11.7
	71.10%	59.80%	53.60%	50.20%

Labor Force

A significant part of the company’s production labor force is covered by two collective bargaining agreements which expire in May 2009.

Cash and Cash Equivalents

For purposes of balance sheet presentation, the Company considers all unrestricted demand deposits, money market funds, savings funds and investments purchased with an original maturity of three months or less to be cash and cash equivalents.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience by the Company.  The Company reviews its allowance for doubtful accounts monthly. Individual accounts with past due balances over 90 days are specifically reviewed for collectibility.  All other balances are reviewed on a pooled basis.  Account balances are charged off against accounts receivable, as bad debt, after all means of collection have been exhausted and the potential for recovery is considered remote.  Finance charges are accrued monthly, but not recognized on past due trade receivables until management determines that such charges will be collected.

Inventories

Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) basis.  Allowances are recorded for estimated excess and obsolete inventories based primarily on forecasts of product demand and estimated production requirements.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.  Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  As items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

The estimated useful lives for computing depreciation are as follows:

Years
Building	40
Building and land improvements	15
Computer equipment	3 to 5
Manufacturing equipment	5 to 10
Furniture and office equipment	5 to 10
Vehicles and trailers	5

Intangible Assets

Intangible assets are stated at cost.  They comprise a non-compete agreement and customer list acquired through an asset purchase acquisition in 2005. Also, included is deferred financing costs incurred with the bond financing for the construction of the new M&W manufacturing facility in 2007.  The non-compete agreement is being amortized on the straight-line method over its 3-year life.  The customer list is being amortized 33% per year based on a discounted cash flow analysis.  The financing costs are being amortized over the life of the related bonds ranging from 7 to 20 years, and is being charged to interest expense.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

Impairment of Long-Lived Assets

The recoverability of intangible assets and other long-lived assets is assessed periodically or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrant a reassessment.  When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying value of such intangible assets and other long-lived assets are not likely to be recovered from future undiscounted operating cash flows, they will be written down for financial reporting purposes to their fair values.  There were no impairment charges for the years ended December 31, 2007 and 2006.

Revenue Recognition

The Company derives revenue primarily from the sale of the Company’s manufactured products (tanks, piping, & ductwork), installation of those tanks on occasion and service/repair.  In accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, transfer of title has occurred, services have been rendered or delivery has occurred per contract terms and collection of the related receivable is reasonably assured. At times, customer deposits and other receipts are received and are deferred and recognized when earned.  Shipping and handling costs are classified as a cost of goods sold component.

Most of the Company’s products are sold without installation services included.  Revenue for product only sales is generally recognized at the time of shipment and if all other contractual obligations have been satisfied.  When the Company provides a combination of products and installation services, the arrangement is evaluated under Emerging Issues Task Force Issue (“EITF”) No. 00-21 “Revenue Arrangements with Multiple Deliverables.”  Most installation work is generally done in a short period of time (less than 30 days) and the corresponding revenue is recorded upon the completion of the installation and all contractual obligations have been met.

For any service/repair, most work is performed on a time and material basis and revenue is recognized upon performance.

AFT generally provides a standard one year warranty for product and service sales. Accruals necessary for product warranties are estimated based upon historical warranty costs which in the past have been immaterial to the financial statements as a whole. As of March 31, 2008 no accrual for warranty expense has been recorded due to immateriality.

Income Taxes

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S-Corporation.  In lieu of corporation income taxes, the stockholders of an S-Corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal or state income taxes is provided in these financial statements.

Effective January 1, 2008, the Company terminated its S-Corporation election.  The Company will be operating as a C-Corporation in 2008 and will be subject to income and deferred taxes on future taxable income or losses.

As previously noted, the Company consolidates its financial results under the provisions of FIN 46R.  For income tax purposes, however, the Company is not considered a consolidated entity.  As a result, income generated by M&W and FPF, as well as any losses recognized, are excluded from AFT’s net income which is ultimately passed through to the Company’s stockholder.

Advertising Expense

The Company expenses advertising costs as incurred.  Advertising expense amounted to $41,548 and $12,426 for the years ended December 31, 2007 and 2006, respectively.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values.  These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities and debt.  Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss).  Items defined as other comprehensive income (loss) include items such as foreign currency translation adjustments and unrealized gains and losses on certain marketable securities.  For the year ended December 31, 2007 and 2006, there were no adjustments to net income to arrive at comprehensive income.

Earnings Per Share

Basic earnings per share is computed by dividing net income applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented.  Diluted earnings per share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants, and conversion of convertible debt.  In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

As of December 31, 2007 and 2006, there were no common stock equivalents.

3.           INVENTORY, NET

Inventories consist of the following at December 31, 2007 and 2006:

	2007	2006

Raw materials	$326,839	$145,295
Work in progress	248,527	109,797
Finished goods	289,332	85,259
Total	$864,698	$340,351

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

4.           PROPERTY AND EQUIPMENT, NET

Property and equipment are as follows at December 31, 2007 and 2006:

	2007	2006

Land	$41,265	$41,960
Buildings and improvements	3,523,265	314,176
Machinery and equipment	1,256,202	393,323
Vehicles and trailers	229,995	140,364
Computer equipment	127,727	98,950
Furniture and office equipment	89,896	20,732
	5,268,350	1,009,505
Less accumulated depreciation	(450,494)	(412,997)
Net property and equipment	$4,817,856	$596,508

Depreciation expense was $134,244 and $76,897 for the years ended December 31, 2007 and 2006, respectively.

The cost and accumulated amortization of equipment under capital lease as of December 31, 2007 is $21,075 and $351, respectively.

5.           INTANGIBLE ASSETS

Intangible assets are as follows at December 31, 2007 and 2006:

	2007	2006

Non-compete agreement	$5,000	$5,000
Customer list	74,434	74,434
Deferred financing costs	55,397	-
	134,831	79,434
Less accumulated amortization	(57,434)	(41,613)
Net intangible assets	$77,397	$37,821

Amortization expense was $15,821 and $19,405 for the years ended December 31, 2007 and 2006, respectively.  Amortization expense for the next five years is as follows:

2008	$11,926
2009	9,158
2010	7,398
2011	6,218
2012	5,429

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

6.           FINANCING ARRANGEMENTS

Lines of Credit - Bank

The Company utilizes lines of credit to fund current operations.  The lines typically extend one year and are automatically renewed on an annual basis.  Lines of credit outstanding as of December 31, 2007 and 2006 are as follows:

	2007	2006

AFT has a revolving line of credit with Nekoosa Port Edwards State Bank (NPESB) that provides for maximum borrowings of $250,000, bears interest at a fixed rate of 7.75% at December 31, 2007 and matures in May 2008. The line is secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on property owned by M&W, and an unlimited guaranty by FPF	$105,000	$138,017

AFT has a revolving line of credit with the same bank noted above that provides for maximum borrowings of $430,000, bears interest at a fixed rate of 8.25% at December 31, 2007 and is due on demand. The line is secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on M&W, and an unlimited guaranty by FPF and its stockholder	70,500	-

FPF has a revolving line of credit with the same bank noted above that provides for maximum borrowings of $125,000, bears interest at a fixed rate of 8.25% at December 31, 2007 and is due on demand. The line is secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on property owned by M&W, and an unlimited guaranty by FPF and its stockholder	48,878	21,445

Total lines of credit – bank	$224,378	$159,462

Short-Term Notes Payable

AFT and FPF use short-term notes payable from NPESB to fund bulk purchases of inventory and large jobs in addition to utilizing their lines of credit.  The underlying inventory and customer purchase orders serve as specific collateral for these notes.  In addition, the short-term notes are also typically secured by all business assets of each respective company.  For the FPF short-term note, AFT guarantees the note as well.  The notes bear interest at fixed rates.  The notes are typically twelve months or less.  Short-term notes payable are as follows as of December 31:

	2007	2006
AFT	$120,000	$73,000
FPF	380,000	80,000
Total	$500,000	$153,000

Weighted average interest rate	8.25%	8.01%

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

Long-Term Debt Obligations

Long-term debt obligations as of December 31, 2007 and 2006 are as follows:

AFT debt	2007	2006

US Bank - a term loan secured by a vehicle, interest rate of 6.59%, due August 2009, monthly payments of $406	$4,652	$11,533

NPESB - a term loan secured by 15 ton deck crane, interest rate of 7.25%, due October 2010, monthly payments of $948	27,429	37,886

NPESB - a term loan secured by all general business assets of the Company and a stockholder guarantee; interest rate of 6.75%, due February 2008, monthly payments of $898	58,516	67,669

Former stockholder – a $126,000 term loan, secured by assets of the Company and a stockholder guarantee; imputed interest rate of 7.0% resulting in a discount of $10,110 at December 31, 2006; due February 2011, with monthly payments of $1,500	-	64,890

NPESB - an industrial revenue bond term loan, secured by equipment, and a stockholder guarantee; contains restrictive financial covenants of which the Company is not in compliance with at December 31, 2007, interest rate of 5.75%, due July 2014, monthly payments of $7,266	473,515	-

NPESB - an industrial revenue bond term loan, secured by equipment, and a stockholder guarantee; contains restrictive financial covenants of which the Company is not in compliance with at December 31, 2007, interest rate of 5.75%, due July 2014, monthly payment of 7,266	401,203	-

City of Wisconsin Rapids, a term loan, secured by all assets and a stockholder guarantee; contains various operating covenants of which the Company is in compliance, interest rate 2%, due April 2012, monthly payments of $4,499	484,221	-

Yale Financial Services, a capital lease term loan, secured by two Yale forklifts, interest rate 7.7%, due October 2010, monthly payments of $657	20,027	-

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

M&W debt	2007	2006

City of Wisconsin Rapids, a $75,000 term loan, secured by owner guarantees; imputed interest at 8% resulting in a discount of $30,900 at December 31, 2007, balloons in August 2014	44,100	-

NPESB – an industrial revenue bond term loan, secured by real estate, stockholder and AFT guarantees; contains restrictive financial covenants of which the Company is not in compliance at December 31, 2007, interest rate of 5.75%, due July 2027, monthly payment of $20,766	2,965,343	-

NPESB – a term loan secured by real estate, interest rate of 6.5%, due February 2007, monthly payment of $1,868	-	188,688

	4,479,006	370,666
Less current portion of long-term obligations	(337,533)	(218,939)

Total long-term debt obligations, net of current portion	$4,141,473	$151,727

Maturities of long-term debt obligations are as follows:

2008	$337,533
2009	299,992
2010	299,186
2011	300,420
2012	567,636
Thereafter	2,674,239
$4,479,006

At December 31, 2007, the Company was not in compliance with various restrictive financial covenants contained in the industrial revenue bonds.  The tangible net worth covenant requires the Company to maintain at least $600,000 in net worth.  The debt service coverage ratio covenant requires the Company to maintain at least 1.25 coverage.  The indebtedness to tangible net worth ratio requires the Company to maintain a ratio of less than 3.5 to 1.0.  The Company, subsequent to December 31, 2007, has received waiver letters on these covenant defaults from the lenders, and these violated covenants will not be remeasured again until December 31, 2009.

7.           EMPLOYEE PROFIT SHARING BONUS PLAN

The Company provides a discretionary profit-sharing bonus plan for their employees, whereby the Company may contribute a designated percent, annually, out of earnings and profits.  Profit sharing plan expense was $9,136 and $30,468 for the years ended December 31, 2007 and 2006, respectively.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2007 and 2006

8.           COMMITMENTS AND RELATED PARTY TRANSACTIONS

Manufacturing and Office Facility Lease

The Company leases its manufacturing facility at Commerce Drive, Wisconsin Rapids, WI with M&W who is considered a variable interest entity of the Company. This lease was established on August 1, 2007 for a 20 year term.  From August 1, 2007 to December 31, 2007, the Company paid $30,000 per month.  Starting on January 1, 2008, the lease calls for monthly payments of $35,000 with an annual adjustment for a cost of living increase.

Total lease payments to M&W for the years ended December 31, 2007 and 2006 were $178,000 and $48,000, respectively.

Future minimum operating lease payments for the years ending December 31 are as follows:

2008	$420,000
2009	420,000
2010	420,000
2011	420,000
2012	420,000
Thereafter	6,125,000
$8,225,000

Other Related Party Transactions

AFT purchased fiberglass pipe fittings from FPF totaling $143,448 and $3,836 for the years ended December 31, 2007 and 2006, respectively.

9.           SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	December 31,
	2007	2006

Supplemental disclosure of cash flow information:
Cash paid for interest	$118,510	$46,303
Building construction period interest capitalized	$59,377	$-

Non-cash investing and financing activities:
Purchase of property and equipment with
long-term debt	$4,449,268	$-
Deferred financing costs incurred with
long-term debt	$45,387	$-